UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 24, 2002

                                REEL STAFF, INC.
             (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-33305
(Commission File Number)

95-4863690
(IRS Employer Identification No.)

1069 South Alfred Street, Los Angeles, California  90035
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (323)-359-1531

N/A
(Former name or former address, if changed since last report)

Item 9.      Regulation FD Disclosure

On June 24, 2002, as amended July 15, 2002, we entered into a Share Exchange Agreement with Flight Safety Technologies, Inc., ("Flight Safety"), a private Delaware company, and certain of its shareholders, to acquire 100% of the issued and outstanding shares of Flight Safety (the "Acquisition"). In consideration for acquiring all of Flight Safety's issued and outstanding shares, we have agreed to issue 8,505,857 shares of our Common Stock.

Completion of the Acquisition is subject to approval by our board of directors and board of directors and the shareholders of Flight Safety. The Acquisition is also subject to various closing conditions and conditions precedent, including the completion of satisfactory due diligence reviews by both parties.

The Business of Flight Safety

Flight Safety is a Delaware corporation that is developing advanced systems to enhance aviation safety and reduce airport delays. Using its patented opto-acoustic technology, it is currently developing a cost-effective system to monitor air disturbances known as "wake vortex turbulence," created by departing and arriving aircraft in the vicinity of airports. Because of the hazard to following aircraft presented by wake turbulence, the Federal Aviation Administration (FAA) has mandated a set of fixed spacings between arriving and departing aircraft, based on the respective weights of leading and following aircraft. These spacing rules, based on worst-case conditions, may result in unnecessary delays under conditions in which wake turbulence dissipates quickly or is carried by wind out of the flight corridors. Precise knowledge of the location and motion of the wake vortices could give air traffic controllers the flexibility to safely shorten the arrival and departure spacing intervals when conditions permitted, potentially reducing passenger delays, taxiway queues, and aircraft fuel consumption.


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Flight Safety believes that its patented wake-vortex detection system, in consort with NASA-developed, vortex-track prediction technology, will:

o   Improve the safety of airport traffic;

o   Streamline the landing/takeoff process;

o   Reduce passenger delays; and

o   Generate substantial cost savings for airports and the airline industry.

Recognizing the continuing need to avoid wake-vortex encounters and the traffic delays that result from "worst-case" spacing rules, the U.S. Congress has funded development and testing of the FSTI detection technology since 1997. The FAA appropriation provided a total of $9.6 million in fiscal years 1997 through 2000; and the National Aeronautics and Space Administration (NASA) appropriation totaled $9 million in fiscal years 2000 through 2002.

A successful "proof of principle" test of a prototype system was conducted at JFK International Airport in May of 1998. Controlled testing of an expanded and improved system, using the NASA Boeing 757 as the source aircraft, was carried out at Langley Air Force Base in December 2000. In view of the success of these two tests, Flight Safety expects to demonstrate the operational utility of the system in a series of tests at one or more major airports over the next two or three years.

Forward Looking Statements

This current report contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this current report which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things:

    (a)  the completion of the Acquisition of Flight Safety;

    (b) the receipt of any shareholder or director approvals required for the Acquisition;

    (c) the satisfactory completion of due diligence reviews by the parties to the Acquisition; and

    (d) Flight Safety's expected operating performance and sources of financing, should the Acquisition be completed.


Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive and regulatory environment for Flight Safety's operations, stock market conditions, unforeseen technical difficulties and Flight Safety's ongoing ability to operate its business and obtain financing. These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Although we believe that our beliefs, plans, expectations and intentions contained in this current report are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2001 fiscal year, our quarterly reports on Form 10-QSB and our other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.


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Exhibits

10.1 Share Exchange Agreement dated June 24, 2002 between Flight Safety Technologies Inc., Dunhill Venture Partners Inc., Samuel Kovnat, Frank Rees and Reel Staff, Inc.

10.2 Amending Agreement dated July 15, 2002 between Flight Safety Technologies Inc., Dunhill Venture Partners Inc., Samuel Kovnat, Frank Rees and Reel Staff, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEL STAFF, INC.

Date: July 18, 2002




/s/ Renee McCracken
-----------------------------------
Renee McCracken, President